UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2014

Strayer Education, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	0-21039	52-1975978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2303 Dulles Station Boulevard Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

(703) 561-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreements of the Executive Chairman and the Chief Executive Officer

On April 24, 2014, Strayer Education, Inc. (the “Company”) amended and restated the Employment Agreement of Robert S. Silberman, the Company’s Executive Chairman, dated April 6, 2001 and as amended on March 11, 2005 and May 2, 2013.  The amended agreement eliminates a modified single trigger change of control termination clause, and replaces the clause with a double trigger change of control termination clause.  In addition, the amended agreement eliminates the Company’s obligation to gross up any excise taxes upon termination.  All other material terms and conditions remained the same.

On April 24, 2014, the Company also amended and restated the Employment Agreement of Karl McDonnell, the Company’s Chief Executive Officer, dated May 2, 2013.  The amended agreement eliminates a modified single trigger change of control termination clause for cash payments, and replaces the clause with a double trigger change of control termination clause for cash payments.  For equity grants, the original Employment Agreement already provided for a double trigger change of control termination clause, which remained the same. All other material terms and conditions remained the same.

Item 9.01.	Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated as of April 24, 2014, between Strayer Education, Inc. and Robert S. Silberman
10.2	Amended and Restated Employment Agreement, dated as of April 24, 2014, between Strayer Education, Inc. and Karl McDonnell

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAYER EDUCATION, INC.

Date:	April 24, 2014	By:	/s/ Mark C. Brown

Mark C. Brown
Executive Vice President and Chief Financial Officer

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